    ADDENDUM AND MODIFICATION, made this 19th day of May, 1999, to Distribution and License Agreement, dated the 2nd day of December, 1998 (the "Agreement"), by and between Medtronic Physio-Control Corporation, formerly known as Physio-Control Corporation, ("Physio") and Cardiac Science, Inc. ("Cardiac Science").

                                 WITNESSETH:

    WHEREAS, pursuant to the Agreement, Physio was (a) appointed as the exclusive distributor of the Products for sale to the Hospital Market in the United States and Canada (the "Domestic Territory"), (b) granted a license to incorporate the Software Technology into any Defibrillator-Monitor manufactured by or for Physio, which license is exclusive for the Hospital Market in the Domestic Territory, and (c) issued a warrant ("Warrant") to purchase 200,000 shares of Cardiac Science common stock at a price of $3.00 per share through November 30, 1999 (the "Expiration Date"); and

    WHEREAS, pursuant to the Agreement, Physio's exclusivity as a distributor of the Products for sale to the Hospital Market in the Domestic Territory is conditioned upon Physio purchasing a minimum number of Products or Software Technology (or a combination of both), for sale to the Hospital Market in the Domestic Territory, following the successful completion (and availability in commercially reasonable quantities) of Cardiac Science's commercial version of the Products; and

    WHEREAS, pursuant to the Agreement, Physio's exclusivity with respect to the use of the Software Technology in Defibrillator-Monitors for the Hospital Market in the Domestic Territory is conditioned upon Physio maintaining its exclusivity with respect to the sale of Products to the Hospital Market in the Domestic Territory; and

    WHEREAS, Physio and Cardiac Science wish to expand the territory in which Physio (a) is the exclusive distributor of the Products for sale to the Hospital Market, and (b) has an exclusive license to use the Software Technology in Defibrillator-Monitors for the Hospital Market, to include the United Kingdom (including Northern Ireland and Scotland), Ireland, France, Germany, the Netherlands, Norway, Finland, Denmark and Sweden (collectively, the "European Territory"); and

    WHEREAS, the parties intend that Physio's exclusivity (a) as a distributor of the Products for sale to the Hospital Market in the European Territory be conditioned upon Physio purchasing a minimum number of Products or Software Technology (or a combination of both), for sale to the Hospital Market in the European Territory, following the successful completion (and availability in commercially reasonable quantities) of the commercial, local language version of the Products, and (b) with respect to the use of the Software Technology in Defibrillator-Monitors for the Hospital Market in the European Territory be conditioned upon Physio maintaining its exclusivity with respect to the sale of Products to the Hospital Market in the European Territory; and

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

    WHEREAS, the parties wish to extend the Expiration Date of the Warrant;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

    1. EXPANSION OF EXCLUSIVE TERRITORY. The territory within which Physio shall (a) be the exclusive authorized dealer and distributor of the Products for sale to the Hospital Market, and (b) have the exclusive license to use the Software Technology in Defibrillator-Monitors for the Hospital Market, shall include the European Territory in addition to the Domestic Territory.

    2. MINIMUM PURCHASES OF PRODUCTS AND SOFTWARE TECHNOLOGY TO RETAIN EXCLUSIVITY. The following provisions shall be applicable with respect to Physio retaining exclusivity for (a) the sale of Products to the Hospital Market, and (b) the use of the Software Technology in Defibrillator-Monitors for the Hospital Market, in the Domestic Territory and the European Territory.

         2.1 SALE OF PRODUCTS - EXCLUSIVITY IN DOMESTIC TERRITORY. The minimums contained in Section 2.1 of the Agreement for Physio to maintain exclusivity as a distributor of Products for sale to the Hospital Market in the Domestic Territory, shall apply only to aggregate purchases of Products and Software Technology (or a combination of both) for the Domestic Territory.

         2.2 SALE OF PRODUCTS - EXCLUSIVITY IN EUROPEAN TERRITORY. Exclusivity for the sale of Products to the Hospital Market in the European Territory is conditioned upon Physio purchasing for the European Territory at least the following minimum number of Products and/or Software Technology (or a combination of both), following successful completion (and availability in commercially reasonable quantities) of the commercial version of the Products:

            First 12 months    225
            Second 12 months   300
            Third 12 months    400
            Fourth 12 months   550
            Fifth 12 months    700

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

         2.3 PERIOD TO CURE; CONSEQUENCES OF FAILURE TO CURE. The provisions of the second and third paragraphs of Section 2.1 of the Agreement shall apply separately with respect to the minimum purchases required pursuant to Section 2.1 and Section 2.2 of this Addendum and Modification to the Agreement. Cardiac Science's right to develop, manufacture and sell disposable defibrillator parts with a Proprietary Chip embedded in the connector component thereof compatible with the Products, in the event Physio's distribution rights have been terminated in accordance with the third paragraph of Section 2.1 of the Agreement, shall apply separately for the Domestic Territory and the European Territory.

         2.4 SOFTWARE TECHNOLOGY - EXCLUSIVITY. Physio's exclusive license with respect to the use of the Software Technology in Defibrillator-Monitors for the Hospital Market in the Domestic Territory as set forth in Section 4.1 of the Agreement, and in the European Territory, as set forth in Section 1 of this Addendum and Modification to the Agreement, shall be treated as separate licenses, so that exclusivity for each of the Domestic Territory and the European Territory shall be dependent upon Physio separately maintaining its exclusivity with respect to the sale of Products to the Hospital Market in each such Territory. Accordingly, the reference in Section 4.1.1 of the Agreement to Section 2.1 shall mean Section 2.1 of the Agreement as modified by Section 2 of this Addendum and Modification to the Agreement.

    3. COST OF DEMO UNITS FOR THE DOMESTIC AND EUROPEAN TERRITORY. Physio and Cardiac Science agree that Physio may purchase up to 50 Demo Units of the Products for the Domestic and European Territory at Manufactured Cost.

    4. MARKETING SUPPORT FOR EUROPEAN TERRITORY. Cardiac Science, at its discretion, shall provide the following marketing support for the Products in the European Territory: professional journal advertising, product literature translations and production, product and service training, marketing and sales support at key cardiology and critical care congresses, and direct marketing campaigns.

    5. EXTENSION OF WARRANT EXPIRATION DATE. The Warrant Expiration Date is hereby extended to November 30, 2000.

    6. DEFINITIONS. Unless the context otherwise requires, (a) terms defined in the Agreement and used herein shall have the same meaning as in the Agreement, and (b) the term Exclusive Territory as used in the Agreement shall include the Domestic Territory and the European Territory.

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

    7. AGREEMENT IN FULL FORCE AND EFFECT. Except to the extent modified herein the Agreement remains in full force and effect.


MEDTRONIC PHYSIO-CONTROL CORP.                  CARDIAC SCIENCE, INC.

By:   [ILLEGIBLE]                               By: /s/ Raymond W. Cohen
    --------------------------                      --------------------------
Title: Executive V.P.                               Raymond W. Cohen
                                                Title: President & CEO


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